Exhibit 99.2

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma financial statements should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012.

The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2012, and for the year ended December 31, 2011, combine the Company’s historical operations with the purchase of each of the real property and financing transactions described below, as if those transactions had occurred on January 1, 2011.

On January 19, 2011, the Company acquired a 100% fee interest in two buildings located in the Pinnacle Industrial Center in Dallas, Texas aggregating approximately 575,000 square feet on 36.2 acres (“Rock Quarry 1 and 2”). The total aggregate acquisition cost of Rock Quarry 1 and 2 was approximately $25.7 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded these acquisitions using proceeds from its initial public offering.

On January 19, 2011, the Company acquired a 100% fee interest in one industrial building located in the Madison Business Center in Tampa, Florida aggregating approximately 147,000 square feet on 8.9 acres (the “Eagle Falls Distribution Center”). The total aggregate acquisition cost of the Eagle Falls Distribution Center was approximately $10.7 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded these acquisitions using proceeds from its initial public offering.

On January 27, 2011, the Company acquired a 100% fee interest in one industrial building located in Hagerstown, Maryland aggregating approximately 824,000 square feet on 70.3 acres (the “Hagerstown Distribution Center”). The total aggregate acquisition cost of the Hagerstown Distribution Center was approximately $41.2 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On June 17, 2011, the Company acquired a 100% fee interest in two industrial buildings and a 100% leasehold interest in a third industrial building, aggregating approximately 2.0 million square feet on 143.2 acres. The buildings are located in Atlanta, Georgia; York, Pennsylvania; and Houston, Texas (collectively referred to as the “Regional Distribution Portfolio”). The total aggregate purchase price was approximately $111.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On June 24, 2011, under the terms of a definitive agreement to acquire a 100% fee interest in nine industrial buildings aggregating approximately 1.4 million square feet on 108.8 acres located in Chicago, Illinois which the Company refers to herein as the “Chicago Industrial Portfolio,” the Company acquired six of the nine industrial buildings of the Chicago Industrial Portfolio aggregating approximately 1.1 million square feet on 84.8 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $80.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On August 4, 2011, the Company completed the acquisition of one of the remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 82,000 square feet on 4.5 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $6.4 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On August 25, 2011, the Company completed the acquisition of one of the remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 145,000 square feet on 9.5 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $9.6 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing assumed by the Company.

On December 13, 2011, the Company, through one of its wholly-owned subsidiaries, completed the acquisition of the remaining industrial building in the Chicago Industrial Portfolio, aggregating approximately 65,000 square feet on 4.9 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $5.2 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing assumed by the Company.

On December 15, 2011, the Company, through one of its wholly-owned subsidiaries, completed the acquisition of eight industrial buildings aggregating approximately 1.6 million square feet on 88.2 acres. The buildings are located in certain submarkets of Fort

Lauderdale, Florida; Atlanta, Georgia; and Dallas, Texas (collectively, the “Regional Industrial Portfolio”). The total aggregate purchase price was approximately $104.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On March 28, 2012, the Company, through several wholly-owned subsidiaries, acquired a 100% fee interest in 11 industrial buildings, aggregating approximately 3.5 million square feet on 201.3 acres, located in the submarkets of Plainfeld, Indiana and Lehigh Valley, Pennsylvania (collectively referred to as the “IN/PA Industrial Portfolio”). The total aggregate purchase price was approximately $137.3 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering.

On May 10, 2012, the Company, through one of its wholly-owned subsidiaries, acquired a 100% fee interest in two industrial buildings aggregating approximately 1.6 million square feet on 96.4 acres. The buildings are located in Phoenix, Arizona (collectively, the “Cactus Distribution Centers”). The total aggregate purchase price was approximately $131.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offerings.

The Company entered into the following financing transactions prior to March 31, 2012, and these transactions are included in the historical condensed consolidated unaudited balance sheet as of March 31, 2012: $12.4 million mortgage note payable secured by the Rock Quarry 1 and 2 on January 19, 2011; $6.2 million mortgage note payable secured by the Eagle Falls Distribution Center on January 19, 2011; $23.4 million mortgage note payable secured by the Hagerstown Distribution Center on January 27, 2011; $66.9 million mortgage note payable secured by the Regional Distribution Portfolio on June 17, 2011; $43.1 million mortgage note payable secured by the six industrial buildings in the Chicago Industrial Portfolio that closed on June 24, 2011; assumption of a $6.2 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on August 4, 2011; assumption of a $6.3 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on August 25, 2011; assumption of a $4.5 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on December 13, 2011; and $61.0 million mortgage note payable secured by the eight industrial buildings in the Regional Industrial Portfolio that closed on December 15, 2011.

The Company also entered into the following financing transaction subsequent to March 31, 2012: $82.4 million mortgage note payable secured by the IN/PA Industrial Portfolio that closed on May 24, 2012 and $76.6 million mortgage note payable secured by the Cactus Distribution Centers that closed on July 11, 2012.

The unaudited pro forma condensed consolidated statements of operations have been prepared by the Company’s management based upon the Company’s historical financial statements and certain historical financial information of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent the Company’s future financial results. The accompanying unaudited pro forma condensed consolidated statements of operations do not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2012

(Unaudited)

(dollars in thousands)	Company Historical (1)	Acquisitions (2)	Financing Transactions		Consolidated Pro Forma
ASSETS
Net investment in properties, net	$1,062,532	$131,662	$—		$1,194,194
Investment in unconsolidated joint venture	80,358		—		80,358
Cash and cash equivalents	36,982	(131,662)	393,703	(3)(4)	299,023
Restricted cash	3,064	—	—		3,064
Straight-line rent and accounts receivable, net	6,513	—	—		6,513
Notes receivable	5,912	—	—		5,912
Deferred financing costs, net	3,884	—	645	(4)	4,529
Other assets	21,096	—	—		21,096

Total assets	$1,220,341	$—	$394,348		$1,614,689

LIABILITIES AND EQUITY
Liabilities
Accounts payable and other accruals	$6,337	$1,388	$645		$8,370
Debt	509,228	—	158,966	(4)	668,194
Tenant prepaids and security deposits	7,421	—	—		7,421
Due to affiliates	6,608	—	—		6,608
Distributions payable	11,039	—	—		11,039
Intangible lease liabilities, net	3,625	—	—		3,625
Other liabilities	287	—	—		287

Total liabilities	544,545	1,388	159,611		705,544

Equity
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	852	—	243	(3)	1,095
Additional paid-in capital	753,566	—	234,494	(3)	988,060
Accumulated deficit and accumulated other comprehensive loss	(78,623)	(1,388)	—		(80,011)

Total stockholders’ equity	675,795	(1,388)	234,737		909,144
Noncontrolling interests	1	—	—		1

Total equity	675,796	(1,388)	234,737		909,145

Total liabilities and equity	$1,220,341	$—	$394,348		$1,614,689

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2012

(Unaudited)

(1)	Reflects the Company’s historical condensed consolidated balance sheet as of March 31, 2012. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2012.
(2)	Subsequent to March 31, 2012, the Company acquired two industrial buildings aggregating approximately 1.6 million square feet on 96.4 acres for a total aggregate purchase price of approximately $131.7 million (the “Cactus Distribution Centers”). The Company paid an acquisition fee of approximately $1.3 million. The Company funded the acquisition using proceeds from its public offering. The following table sets forth the preliminary purchase price allocations of the acquired properties:

				Intangibles
(dollars in thousands)	Acquisition Date	Land	Building	Intangible Lease Assets	Above- Market Lease Assets	Total Purchase Price
Cactus Distribution Centers	May 10, 2012	$18,916	$96,805	$13,167	$2,774	$131,662

(3)	For the period from April 1, 2012 through July 24, 2012, the Company sold approximately 24.3 million shares of its common stock through its public offerings, which resulted in net proceeds raised of approximately $234.7 million. Dividends which may have been paid or payable subsequent to March 31, 2012 have not been reflected in the pro forma balance sheet.
(4)	The Company entered into mortgage notes payable, as set forth in the table below, subsequent to March 31, 2012. In conjunction with these financing arrangements, the Company capitalized approximately $0.6 million of costs, which will be amortized over the expected term of the financing arrangements.

(dollars in thousands)	Issuance Date (a)	Maturity Date	Interest Rate	Amount Financed
IN/PA Industrial Portfolio	May 24, 2012	July 1, 2022	4.25%	$82,350
Cactus Distribution Centers	July 11, 2012	August 1, 2023	4.15%	76,616

Total				$158,966

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(Unaudited)

(dollars in thousands, except per share data)	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$22,272	$5,848	$(79	) (3)	$28,041

Total revenues	22,272	5,848	(79)		28,041

Operating expenses:
Rental expenses	5,646	1,319	—		6,965
Real estate-related depreciation and amortization	10,545	—	2,894	(3)	13,439
General and administrative expenses	1,323	—	—		1,323
Asset management fees, related party	2,105	—	446	(4)	2,551
Acquisition-related expenses, related party	1,753	—	(1,373	) (5)	380
Acquisition-related expenses	1,386	—	(927	) (5)	459

Total operating expenses	22,758	1,319	1,040		25,117

Other expenses:
Equity in loss of unconsolidated joint venture	(952)	—	—		(952)
Interest expense and other	(5,424)	—	(1,670	) (6)	(7,094)

Total other expenses	(6,376)	—	(1,670)		(8,046)

Net loss (income)	(6,862)	4,529	(2,789)		(5,122)

Net loss (income) attributable to noncontrolling interests	—	—	—		—

Net loss (income) attributable to common stockholders	$(6,862)	$4,529	$(2,789)		$(5,122)

Weighted-average shares outstanding	70,648				106,127 (7)

Net loss per common share - basic and diluted	$(0.10)				$(0.05)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Unaudited)

(dollars in thousands, except per share data)	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$51,650	$40,959	$(1,202	) (3)	$91,407

Total revenues	51,650	40,959	(1,202)		91,407

Operating expenses:
Rental expenses	11,131	9,308	—		20,439
Real estate-related depreciation and amortization	22,481	—	21,509	(3)	43,990
General and administrative expenses	3,840	—	—		3,840
Asset management fees, related party	4,868	—	3,672	(4)	8,540
Acquisition-related expenses, related party	10,378	—	(2,841	) (5)	7,537
Acquisition-related expenses	7,597	—	(2,017	) (5)	5,580

Total operating expenses	60,295	9,308	20,323		89,926

Other expenses:
Equity in loss of unconsolidated joint venture	(2,034)	—	—		(2,034)
Interest expense and other	(14,674)	—	(12,280	) (6)	(26,954)

Total other expenses	(16,708)	—	(12,280)		(28,988)

Net loss (income)	(25,353)	31,651	(33,805)		(27,507)

Net loss (income) attributable to noncontrolling interests	—	—	—		—

Net loss (income) attributable to common stockholders	$(25,353)	$31,651	$(33,805)		$(27,507)

Weighted-average shares outstanding	37,423				106,127 (7)

Net loss per common share - basic and diluted	$(0.68)				$(0.26)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND FOR THE

YEAR ENDED DECEMBER 31, 2011

(Unaudited)

(1)	Reflects the Company’s historical condensed consolidated statements of operations for the three months ended March 31, 2012 and for the year ended December 31, 2011. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2012, and the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2012.
(2)	The tables below set forth the incremental impact of the following properties acquired by the Company on rental revenue and rental expense. The amounts presented are based on the historical operations of the properties and management’s estimates. Included in rental revenue is base rent, presented on a straight-line basis. The incremental straight-line rent adjustment resulted in a decrease of rental income of approximately $0.1 million for the three months ended March 31, 2012 and an increase of rental income of approximately $6.7 million for the year ended December 31, 2011. Included in reimbursement and other revenue are rental expense recoveries and other revenues. The rental expense includes operating expenses, insurance expense, and property management fees.

Rental Revenue Impact:

	For the Three Months Ended March 31, 2012		For the Year Ended December 31, 2011
(dollars in thousands)	Incremental Rental Revenue	Incremental Reimbursement Revenue	Incremental Rental Revenue	Incremental Reimbursement Revenue
Rock Quarry 1 and 2	$—	$—	$72	$11
Eagle Falls Distribution Center	—	—	36	2
Hagerstown Distribution Center	—	—	232	35
Regional Distribution Portfolio	—	—	3,923	424
Chicago Industrial Portfolio	—	—	3,584	654
Regional Industrial Portfolio	—	—	6,504	2,036
IN/PA Industrial Portfolio	2,916	305	11,666	1,221
Cactus Distribution Centers	2,231	396	8,925	1,634

Total	$5,147	$701	$34,942	$6,017

Rental Expense Impact:

	For the Three Months Ended March 31, 2012		For the Year Ended December 31, 2011
(dollars in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes	Incremental Rental Expense	Incremental Real Estate Taxes
Rock Quarry 1 and 2	$—	$—	$9	$6
Eagle Falls Distribution Center	—	—	3	6
Hagerstown Distribution Center	—	—	9	22
Regional Distribution Portfolio	—	—	202	361
Chicago Industrial Portfolio	—	—	487	635
Regional Industrial Portfolio	—	—	1,030	1,255
IN/PA Industrial Portfolio	441	469	1,764	1,877
Cactus Distribution Centers	107	302	449	1,193

Total	$548	$771	$3,953	$5,355

(3)	The following table sets forth the incremental depreciation and amortization expense of the properties acquired by the Company. Pursuant to the purchase price allocations, building and other costs include amounts allocated to intangible in-place lease assets, above-market lease intangible assets and below-market lease intangible liabilities. The amount allocated to building will be depreciated on a straight-line basis over a period of 20 to 40 years, and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term. Above-market lease assets are amortized as a reduction to rental revenue over the corresponding lease term. Below-market lease liabilities are amortized as an increase to rental revenue over the corresponding lease term, plus any applicable fixed-rate renewal option periods, as applicable.

	For the Three Months Ended March 31, 2012		For the Year Ended December 31, 2011
(dollars in thousands)	Incremental Depreciation and Amortization	Incremental Amortization of Above/Below Market Lease Intangibles, net	Incremental Depreciation and Amortization	Incremental Amortization of Above/Below Market Lease Intangibles, net
Rock Quarry 1 and 2	$—	$—	$92	$7
Eagle Falls Distribution Center	—	—	26	16
Hagerstown Distribution Center	—	—	138	(2)
Regional Distribution Portfolio	—	—	2,203	135
Chicago Industrial Portfolio	—	—	2,616	546
Regional Industrial Portfolio	—	—	3,909	217
IN/PA Industrial Portfolio	1,868	(26)	8,592	(119)
Cactus Distribution Centers	1,026	105	3,933	402

Total	$2,894	$79	$21,509	$1,202

(4)	Asset management fees were calculated as though the properties acquired by the Company during 2012 and 2011 had been managed by Industrial Income Advisors, LLC, the Company’s Advisor, since January 1, 2011. The management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) before non-cash reserves and depreciation of each real property asset within the Company’s portfolio.
(5)	The acquisition costs incurred by the Company related to these property acquisitions have been excluded from the presentation of the pro forma statement of operations as these costs were directly attributable to property acquisition transactions and are not recurring in nature. The following table sets forth the impact of acquisition-related expenses of the properties acquired by the Company.

	For the Three Months Ended March 31, 2012		For the Year Ended December 31, 2011
(dollars in thousands)	Acquisition Related Expenses, Related Party	Acquisition Related Expenses	Acquisition Related Expenses, Related Party	Acquisition Related Expenses
Rock Quarry 1 and 2	$—	$—	$(514)	$(125)
Eagle Falls Distribution Center	—	—	(213)	(60)
Hagerstown Distribution Center	—	—	(823)	(535)
Regional Distribution Portfolio	—	—	(1,918)	(1,046)
Chicago Industrial Portfolio	—	—	(1,017)	(823)
Regional Industrial Portfolio	—	—	(1,045)	(571)
IN/PA Industrial Portfolio	(1,373)	(927)	1,373	1,071
Cactus Distribution Centers	—	—	1,316	72

Total	$(1,373)	$(927)	$(2,841)	$(2,017)

(6)	Interest expense presented was calculated based on the terms of the mortgage notes payable as of December 31, 2011. The following table sets forth the calculation for the pro forma adjustments as if these financings were outstanding as of January 1, 2011:

				Estimated Incremental Interest Expense
Issuance Date	Maturity Date	Interest Rate	Amount Financed	For the Three Months Ended March 31, 2012	For the Year Ended December 31, 2011
			(dollars in thousands)
January 27, 2011	November 1, 2020	4.81%	$12,400	$—	$49
January 27, 2011	November 1, 2020	4.81%	6,160	—	24
January 27, 2011	November 1, 2020	4.81%	23,440	—	93
June 17, 2011	July 1, 2021	4.70%	66,869	—	1,501
June 24, 2011	July 1, 2021	4.70%	43,131	—	1,014
August 4, 2011	June 5, 2017	5.61%	6,150	—	233
August 25, 2011	July 11, 2016	6.24%	6,345	—	264
December 13, 2011	March 11, 2017	5.77%	4,480	—	241
December 15, 2011	January 5, 2019	3.90%	61,000	—	2,181
May 24, 2012	July 1, 2022	4.25%	82,350	875	3,500
July 11, 2012	August 1, 2023	4.15%	76,616	795	3,180

Total			$388,941	$1,670	$12,280

(7)	The pro forma weighted average shares of common stock outstanding for the three months ended March 31, 2012 and for the year ended December 31, 2011 were calculated to reflect all shares sold through June 30, 2012, as if they had been issued on January 1, 2011.